HEALTHCARE COMPARE CORP. AND SUBSIDIARIES                             EXHIBIT 11
COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE
(UNAUDITED)
================================================================================


                                                                                        Three Months Ended June 30,
                                                                                          1997             1996
                                                                                      -------------    -------------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  21,444,000    $  19,732,000
                                                                                      =============    =============
Weighted average number of common shares
  outstanding:
     Shares outstanding from beginning of period  . . . . . . . . . . . . . . . .        32,949,000       34,936,000
     Other issuances of common stock  . . . . . . . . . . . . . . . . . . . . . .            31,000           27,000
     Purchases of treasury stock  . . . . . . . . . . . . . . . . . . . . . . . .          (365,000)              --
     Common Stock Equivalents:
     Additional equivalent shares issuable from
       assumed exercise of common stock options . . . . . . . . . . . . . . . . .           692,000          826,000
                                                                                      -------------    -------------
Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        33,307,000       35,789,000
                                                                                      =============    =============
Net income per common share . . . . . . . . . . . . . . . . . . . . . . . . . . .     $         .64    $         .55
                                                                                      =============    =============

                                                                                         Six Months Ended June 30,
                                                                                      ------------------------------
                                                                                          1997             1996
                                                                                      -------------    -------------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  42,278,000    $  38,682,000
                                                                                      =============    =============

Weighted average number of common shares
  outstanding:
     Shares outstanding from beginning of period  . . . . . . . . . . . . . . . .        33,697,000       34,635,000
     Other issuances of common stock  . . . . . . . . . . . . . . . . . . . . . .            59,000          335,000
     Purchases of treasury stock  . . . . . . . . . . . . . . . . . . . . . . . .          (669,000)         (85,000)
     Common Stock Equivalents:
     Additional equivalent shares issuable from
       assumed exercise of common stock options . . . . . . . . . . . . . . . . .           670,000          829,000
                                                                                      -------------    -------------
Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        33,757,000       35,714,000
                                                                                      =============    =============
Net income per common share . . . . . . . . . . . . . . . . . . . . . . . . . . .     $        1.25    $        1.08
                                                                                      =============    =============

HEALTHCARE COMPARE CORP. AND SUBSIDIARIES                             EXHIBIT 11
COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE
(UNAUDITED)
================================================================================

                                                                                        Three Months Ended June 30,
                                                                                          1997             1996
                                                                                      -------------    -------------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  21,444,000    $  19,732,000
                                                                                      =============    =============
Weighted average number of common shares
  outstanding:
     Shares outstanding from beginning of period  . . . . . . . . . . . . . . . .        32,949,000       34,936,000
     Other issuances of common stock  . . . . . . . . . . . . . . . . . . . . . .            31,000           27,000
     Purchases of treasury stock  . . . . . . . . . . . . . . . . . . . . . . . .          (365,000)              --
     Common Stock Equivalents:
     Additional equivalent shares issuable from
       assumed exercise of common stock options . . . . . . . . . . . . . . . . .           809,000          841,000
                                                                                      -------------    -------------
Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        33,424,000       35,804,000
                                                                                      =============    =============

Net income per common share . . . . . . . . . . . . . . . . . . . . . . . . . . .     $         .64    $         .55
                                                                                      =============    =============

                                                                                         Six Months Ended June 30,
                                                                                      ------------------------------
                                                                                          1997             1996
                                                                                      -------------    -------------

Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  42,278,000    $  38,682,000
                                                                                      =============    =============
Weighted average number of common shares
  outstanding:
     Shares outstanding from beginning of period  . . . . . . . . . . . . . . . .        33,697,000       34,635,000
     Other issuances of common stock  . . . . . . . . . . . . . . . . . . . . . .            59,000          335,000
     Purchases of treasury stock  . . . . . . . . . . . . . . . . . . . . . . . .          (669,000)         (85,000)
     Common Stock Equivalents:
     Additional equivalent shares issuable from
       assumed exercise of common stock options . . . . . . . . . . . . . . . . .           737,000          865,000
                                                                                      -------------    -------------
Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        33,824,000       35,750,000
                                                                                      =============    =============

Net income per common share . . . . . . . . . . . . . . . . . . . . . . . . . . .     $        1.25    $        1.08
                                                                                      =============    =============



                                      17